                                                                      EXHIBIT 15


                                 June 27, 1996


Hughes Communications Satellite                Singapore Telecommunications Ltd.
  Services, Inc.                               31 Exeter Road
1990 East Grand Avenue                         #20-00 Comcentre
El Segundo, California 90245                   Singapore 0923
Attention:  Mr. Craig Stephens                 Attention:  Mr. Lim Toon

Space Technologies Investments, Inc.
1150 Connecticut Avenue, N.W.
Fourth Floor
Washington, D.C. 20036
Attention:  Andrew A. Quartner, Esq.

     Re:  Waiver of Registration Rights in Connection with Long-Term Financing
          --------------------------------------------------------------------

Gentlemen:

     Hughes Electronics Corporation ("Hughes"), Singapore Telecommunications Ltd. ("SingTel"), and Baron Capital Partners, L.P. ("Baron"), have offered to guaranty certain long-term financing to be provided to AMSC Subsidiary Corporation by Morgan Guaranty Trust Corporation of New York and Toronto Dominion (Texas), Inc. As a condition to such guaranty, which will benefit American Mobile Satellite Corporation (the parent corporation of AMSC Subsidiary Corporation) and its stockholders, it is necessary that certain rights of the stockholders party hereto (the "Stockholders") be waived as provided below.

     1.  Waiver of Stockholders' Agreement Provisions.  Reference is made to the
         --------------------------------------------
American Mobile Satellite Corporation Amended and Restated Stockholders' Agreement dated as of December 1, 1993, by and among the parties listed on
Schedule 1 thereto and American Mobile Satellite Corporation (the "Stockholders' Agreement"). Except as otherwise indicated, capitalized terms used in this
Section 1 shall have the meanings assigned to them in the Stockholders'
Agreement.

     Pursuant to that certain Registration Rights Agreement to be dated on or about June 28, 1996, among the Corporation, Hughes, SingTel and Baron (the "Registration Rights Agreement"), the Corporation will grant to the Holders of Registrable Securities (as each such term is defined in the Registration Rights Agreement) certain registration rights intended to take precedence over other registration rights granted to holders of the Corporation's securities. This letter will evidence the agreement of the Stockholders, for the benefit of the Corporation, the other parties to the Registration Rights Agreement, and any other Holders from time to time of the Registrable Securities, that the Stockholders will, and hereby do, waive the provisions of Article Ten of the Stockholders' Agreement to the extent necessary to give full effect to the provisions of the Registration Rights Agreement, including, without limitation,
Article II of the Registration Rights Agreement (a copy of which is attached hereto).

     Except as specifically provided herein, the Stockholders' Agreement is not amended, modified or waived and shall remain in full force and effect.

Hughes Communications Satellite Services, Inc.
Singapore Telecommunications Ltd.
Space Technologies Investments, Inc.
June 27, 1996
Page 2

     Please indicate your agreement with the foregoing by executing this letter in the space provided below.

                                           AMERICAN MOBILE SATELLITE CORPORATION


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

Agreed to and accepted
as of the date set forth above:

HUGHES COMMUNICATIONS SATELLITE SERVICES, INC.

By:
   -------------------------------------------
   Name:
   Title:

SINGAPORE TELECOMMUNICATIONS LTD.

By:
   -------------------------------------------
   Name:
   Title:

SPACE TECHNOLOGIES INVESTMENTS, INC.

By:
   -------------------------------------------
   Name:
   Title:

SATELLITE COMMUNICATIONS INVESTMENT COMPANY

By:
   -------------------------------------------
   Name:
   Title:

TRANSIT COMMUNICATIONS, INC.

By:
   -------------------------------------------
   Name:
   Title: